UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 26, 2005

Symbol Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-9802	112308681
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Symbol Plaza, Holtsville, New York		11742
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(631) 738-2400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

ACCELERATION OF CERTAIN OPTIONS

Effective as of August 26, 2005, the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Symbol Technologies, Inc. (the "Company") approved, and the Board ratified, accelerating the vesting of approximately 12.3 million unvested stock options with exercise prices greater than $12.50 per share previously granted to the Company’s directors, officers and employees pursuant to the Company’s 2004 Equity Incentive Award Plan, the Company’s 2001 Non-Executive Stock Option Plan, the Company’s 1997 Employee Stock Option Plan and the Company’s 1990 Non-Executive Stock Option Plan. The closing price of the Company’s common stock on August 25, 2005 (the trading day prior to the acceleration) was $8.64 per share.

The Company’s named executive officers had the following options affected by the acceleration: (1) Todd A. Abbott, Senior Vice President, Worldwide Sales, 200,000 shares issuable pursuant to accelerated stock options with a weighted average exercise price per share of $17.06; (2) John G. Bruno, Senior Vice President and General Manager, RFID Division, 244,500 shares issuable pursuant to accelerated stock options with a weighted average exercise price per share of $17.03; and (3) Todd G. Hewlin, Senior Vice President, Global Products Group, 400,000 shares issuable pursuant to accelerated stock options with a weighted average exercise price per share of $15.44.

In addition to aiding in the retention of the Company's associates, another primary purpose of this accelerated vesting program was to eliminate the compensation expense associated with these stock options that the Company would recognize in future financial statements pursuant to Statement of Financial Accounting Standards No. 123R, "Share-Based Payment," which is effective for the Company beginning in the first quarter of 2006. The amount of future compensation expense that will be avoided in connection with this acceleration is currently estimated to be approximately $100 million.

OPTION VESTING UPON A CHANGE OF CONTROL

Effective as of August 26, 2005, the Committee approved, and the Board ratified, amendments to all outstanding option agreements to the extent necessary to provide for the acceleration of vesting of any unvested options immediately prior to the occurrence of a change of control of the Company. The Board and the Committee determined that it would be in the best interests of the Company and its stockholders to provide an incentive for holders of options to remain with the Company in the event the Company contemplates a corporate transaction which might result in a change of control of the Company.

INTERIM CHIEF EXECUTIVE OFFICER RETENTION AGREEMENT

Effective as of August 26, 2005, the Company entered into a retention agreement with Salvatore Iannuzzi, the Company’s interim Chief Executive Officer, and Senior Vice President, Chief Administrative and Financial Officer, that provides Mr. Iannuzzi with certain compensation and severance benefits (the "Iannuzzi Retention Agreement"). The following description of the Iannuzzi Retention Agreement is intended only to be a summary and is qualified in its entirety by the Iannuzzi Retention Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

The Iannuzzi Retention Agreement provides that Mr. Iannuzzi’s base salary will be payable at the rate of $650,000 per year, effective as of August 1, 2005. The Iannuzzi Retention Agreement also provides for a retention payment to be paid to Mr. Iannuzzi on January 31, 2006 in an amount equal to one times his base salary, subject to his continued employment through such date, and for the vesting and lapse of all restrictions on October 1, 2005 with respect to 25% of Mr. Iannuzzi's current LTIP restricted stock, subject to his continued employment through such date.

In addition to his base salary, beginning in August 2005, Mr. Iannuzzi will be paid $62,500 per month through March 31, 2006 in recognition of Mr. Iannuzzi’s substantial additional services he is rendering to the Company and his assistance in facilitating the successful transition of the Company’s next permanent chief executive officer. If the Company terminates Mr. Iannuzzi’s employment without "cause" or if Mr. Iannuzzi terminates his employment for "good reason" (each as defined in the Iannuzzi Retention Agreement) prior to March 31, 2006, he will receive a lump sum payment equal to the remaining monthly payments. The Iannuzzi Retention Agreement also provides that the Company will credit $300,000 to Mr. Iannuzzi’s bookkeeping account under the Company’s deferred compensation plan as of the initial effective date of the deferred compensation plan.

In addition, the Iannuzzi Retention Agreement also provides that effective as of August 26, 2005, Mr. Iannuzzi will be awarded 50,000 shares of restricted stock on substantially the same terms as the LTIP restricted stock awarded to Mr. Iannuzzi on May 9, 2005, the terms of which were disclosed in the Company’s Current Report on Form 8-K filed May 13, 2005.

If Mr. Iannuzzi is terminated without "cause" or for "good reason" (each as defined in the Iannuzzi Retention Agreement) during the 90-day period following the date that a new chief executive officer commences his or her employment, (1) Mr. Iannuzzi will be entitled to receive the retention payment described above in the event it has not already been paid prior to such termination, (2) all of Mr. Iannuzzi’s unvested restricted stock will become vested and all restrictions with respect to such restricted stock will lapse, and (3) an additional amount equal to one times his annual base salary and target bonus will be payable to Mr. Iannuzzi, although Mr. Iannuzzi will be required to repay this additional amount pursuant to a "claw back" provision if Mr. Iannuzzi violates any of the restrictive covenants contained in the Iannuzzi Retention Agreement and this additional amount will offset (or be offset by) any payments made under any other change in control or severance plan, policy or arrangement maintained by the Company.

In the event that Mr. Iannuzzi’s employment is terminated within three months prior to or three months following a change in control of the Company, Mr. Iannuzzi will be entitled to receive the retention payment described above in the event it has not already been paid prior to such termination and all of Mr. Iannuzzi’s unvested restricted stock will become vested and all restrictions with respect to such restricted stock will lapse.

The Iannuzzi Retention Agreement contains non-competition and non-solicitation restrictive covenants that apply for six months following termination of employment.

SENIOR EXECUTIVE RETENTION AGREEMENTS

Effective as of August 26, 2005, the Company entered into retention agreements (the "Retention Agreements") with the following seven senior executives: Todd A. Abbott, Senior Vice President, Worldwide Sales; John G. Bruno, Senior Vice President and General Manager, RFID Division; Tom Collins, Senior Vice President, Worldwide Supply Chain Operations; Todd G. Hewlin, Senior Vice President, Global Products Group; Peter M. Lieb, Senior Vice President, General Counsel and Secretary; Mary McLeod, Senior Vice President, Human Resources and Arthur J. O'Donnell, Senior Vice President and General Manager, Global Services Division, and Chief Quality Officer. The following description of the Retention Agreements is intended only to be a summary and is qualified in its entirety by the form of Retention Agreement attached hereto as Exhibit 10.2, which is incorporated herein by reference.

Each of the Retention Agreements provides for a retention payment to be paid on January 31, 2006 in an amount equal to one times the executive’s base salary subject to the executive’s continued employment through such date. In addition, each Retention Agreement provides for the vesting and lapse of all restrictions on October 1, 2005 with respect to 25% of each executive's current LTIP or other restricted stock awards, as the case may be, subject to the executive’s continued employment through such date .

If the executive is terminated without "cause" or for "good reason" (each as defined in the applicable Retention Agreement) during the 90-day period following the date that a new chief executive officer commences his or her employment, (1) the executive will be entitled to receive the retention payment described above in the event it has not already been paid prior to such termination, (2) all of the executive’s unvested restricted stock will become vested and all restrictions with respect to such restricted stock will lapse, and (3) an additional amount equal to one times annual base salary and target bonus will be payable to the executive, although the executive will be required to repay this additional amount pursuant to a "claw back" provision if the executive violates any of the restrictive covenants contained in his or her Retention Agreement and this additional amount will offset (or be offset by) any payments made under any other change in control or severance plan, policy or arrangement maintained by the Company.

In the event that an executive’s employment is terminated within three months prior to or three months following a change in control of the Company, the executive will be entitled to receive the retention payment described above in the event it has not already been paid prior to such termination and all of the executive’s unvested restricted stock will become vested and all restrictions with respect to such restricted stock will lapse.

Each of the Retention Agreements contains non-competition and non-solicitation restrictive covenants that apply for six months following termination of employment.

MANAGEMENT RETENTION PROGRAM

Effective as of August 26, 2005, the Committee approved, and the Board ratified, a management retention program for approximately 55 management employees which provides that, subject to the employee’s continued employment with the Company through the applicable bonus payment date, each eligible management employee will be entitled to receive a guaranteed bonus in February 2006 equal to the "target bonus" under the annual bonus plan of the Company in which the employee participates. Additionally, in lieu of any other severance that may be payable under any severance plan, program or arrangement of the Company, each eligible management employee will be entitled to receive a severance payment in the event that his or her employment is terminated by the Company for any reason, equal to six months of the employee’s base salary, as in effect on the date of termination, plus an amount equal to one-half of his or her "target bonus" under the annual bonus plan of the Company in which the employee participates as of the date of termination.

RESTRICTED STOCK AWARDS

Effective as of August 26, 2005, the Committee approved, and the Board ratified, the award of 7,500 shares of restricted stock to each of 23 senior management employees of the Company pursuant to the Company’s 2004 Equity Incentive Award Plan. Each award of restricted stock vests in four equal annual installments, subject to the recipient’s continued employment with the Company. The awards of restricted stock are subject to accelerated vesting in the event of a change of control of the company. The summary of the restricted stock awards to senior management in this Item 1.01 is qualified in its entirety by the terms of the Company’s 2004 Equity Incentive Award Plan (previously filed with the Company’s Quarterly Report on Form 10-Q filed on May 10, 2004 for the quarter ended March 31, 2004) and the form of Restricted Stock Agreement of Symbol Technologies, Inc. filed as Exhibit 10.3 hereto.

EXECUTIVE COMMITTEE COMPENSATION

Effective as of August 26, 2005, the Board approved a compensation program for the members of the Executive Committee of the Board to reward them for the additional time and effort such individuals contribute in pursuit of the long-term success and growth of the Company. The Executive Committee is currently comprised of Robert J. Chrenc (chairman), Melvin A. Yellin and J. Michael Lawrie.

Each Executive Committee member will receive a quarterly retainer payable in restricted stock rather than cash. This retainer will be payable in addition to any other compensation that the Executive Committee member may receive for his service on the Board (or any other committee of the Board). The retainer for the Executive Committee chairman will be 30,000 shares of restricted stock per quarter, and the retainer for other Executive Committee members will be 15,000 shares of restricted stock per calendar quarter. The retainer will be payable in restricted stock on the first day of each calendar quarter (except for the first restricted stock payment, reflecting services for the third quarter of 2005, which was made effective as of August 26, 2005). The restricted stock will vest on the later of (1) the first anniversary of the grant date or (2) the first open trading window following the first anniversary of the grant date. Before January 1, 2006, the Board will review the expected continued activity and commitment level required of the Executive Committee members and the quarterly retainer for 2006 will be adjusted as necessary in advance of any January 1, 2006 payment. If the director terminates his service on the Board for any reason other than in connection with a change in control, shares already awarded would continue to vest following such termination. In the event of a change in control, should the director cease to be a director of the successor entity, he will be immediately vested in any shares of restricted stock previously awarded to him. The summary of the restricted stock awards to members of the Executive Committee in this Item 1.01 is qualified in its entirety by the terms of the 2004 Equity Incentive Award Plan and the form of Restricted Stock Agreement of Symbol Technologies, Inc. filed as Exhibit 10.4 hereto.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No. Document Description

10.1 Iannuzzi Retention Agreement
10.2 Form of Retention Agreement
10.3 Form of Restricted Stock Agreement-Senior Management
10.4 Form of Restricted Stock Agreement-Executive Committee
Member

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symbol Technologies, Inc.

August 26, 2005	By:	/s/ Salvatore Iannuzzi

Name: Salvatore Iannuzzi
Title: Interim Chief Executive Officer and Senior Vice President, Chief Administrative and Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Iannuzzi Retention Agreement
10.2	Form of Retention Agreement
10.3	Form of Restricted Stock Agreement--Senior Management
10.4	Form of Restricted Stock Agreement--Executive Committee Member